UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of Incorporation)	(Commission File Number.)	(IRS Employer Identification No.)

One Research Court, Suite 450

Rockville, Maryland 20850

(Address Of Principal Executive Offices) (Zip Code)

240-430-4212

Registrant’s telephone Number, including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), in accordance with a recommendation previously made by the compensation committee of the Company’s board of directors (the “Board”), awarded a $112,000 annual bonus for fiscal year 2022 (the “Bonus”) to its Chief Executive Officer, Dr. Anatoly Dritschilo, to reflect the Company’s achievement of certain operational and financial results as set forth in Dr. Dritschilo’s employment agreement with the Company (the “Employment Agreement”). Under the terms of the Employment Agreement, as previously disclosed, Dr. Dritschilo was eligible for a bonus, which bonus would be determined at the sole discretion of the Board based on the Company’s overall performance and Dr. Dritschilo’s performance of his duties under the Employment Agreement.

The foregoing summary of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which was filed as Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2023

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo
Title:	Chief Executive Officer

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